UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2026

INDIVIOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37835	41-2520873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10710 Midlothian Turnpike, Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)

804-379-1090

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	INDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 1, 2026, Indivior Pharmaceuticals, Inc., a Delaware corporation (“Indivior”) and Artemis Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Indivior (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Supernus Pharmaceuticals, Inc., a Delaware corporation (“Supernus”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Supernus (the “Merger”), with Supernus continuing as the surviving company and a wholly owned subsidiary of Indivior following the transaction. As a result of the Merger, Indivior will be renamed Supernus, Inc. (the “Combined Company”).

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of common stock of Supernus (“Supernus Share”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 1.5401 shares of common stock of Indivior (“Indivior Share”) (the “Exchange Ratio”). In addition, at the Effective Time and as a result of the Merger and without any action on the part of any holder thereof:

•

Each restricted stock unit of Supernus (“Supernus RSU”) that is then outstanding shall automatically be assumed and converted into an award of restricted stock units of Indivior (each, a “Rollover RSU”) with the same terms and conditions that applied to such Supernus RSU, including applicable vesting conditions, relating to the number of Indivior Shares equal to the product, rounded down to the nearest whole number, of (A) the number of Supernus Shares subject to such Supernus RSU immediately prior to the Effective Time multiplied by (B) the Exchange Ratio;

•

Each restricted stock unit granted under a Supernus Equity Plan (as defined in the Merger Agreement) that is subject to performance-based vesting restrictions (“Supernus PSU”) that is then outstanding shall automatically be assumed and converted into a Rollover RSU that is subject solely to time-based vesting, with such time-based vesting schedule to be provided by Supernus prior to the Effective Time, with the same other terms and conditions that applied to such Supernus PSU award immediately prior to the Effective Time, relating to a number of Indivior Shares equal to the product, rounded down to the nearest whole number, of (A) the number of Supernus Shares subject to such Supernus PSU award immediately prior to the Effective Time multiplied by (B) the Exchange Ratio; and

•

Each option to purchase Supernus Shares (“Supernus Option”) that is then outstanding shall automatically be assumed and converted into an option to acquire Indivior Shares (each, a “Rollover Option”) at an adjusted exercise price per share, subject to the same terms and conditions as were applicable to such Supernus Option immediately prior to the Effective Time, including applicable vesting conditions; accordingly, effective as of the Effective Time: (A) each such Rollover Option shall be exercisable solely for Indivior Shares, (B) the number of Indivior Shares subject to each Rollover Option shall be determined by multiplying the number of Supernus Shares subject to the Supernus Option immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number, and (C) the per share exercise price for the Indivior Shares issuable upon exercise of such Rollover Option shall be equal to the per share exercise price of Supernus Shares subject to the Supernus Option, as in effect immediately prior to the Effective Time, divided by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

Upon completion of the Merger, Indivior stockholders are expected to own approximately 56.5% of the Combined Company on a fully diluted basis and Supernus stockholders will own approximately 43.5% of the Combined Company on a fully diluted basis.

Special Dividend

Prior to the Effective Time and subject to the terms and conditions of the Merger Agreement, Indivior will declare a special cash dividend in an aggregate amount of $1,000,000,000 (the “Special Dividend”), which will be payable to (i) holders of record of the issued and outstanding Indivior Shares as of a record date immediately prior to the Effective Time (the “Special Dividend Record Date”) and (ii) holders of certain Indivior equity awards outstanding as of the Special Dividend Record Date with respect to the Indivior Share underlying such Indivior equity award, with such Special Dividend to be paid following the Effective Time.

In connection with the Merger Agreement and the Special Dividend, Indivior entered into a commitment letter with Citibank, N.A. pursuant to which Citibank, N.A. has committed to provide, subject to the terms and conditions thereof, a senior secured term loan facility in an aggregate principal amount of $650 million.

Certain Other Terms of the Merger Agreement

Pursuant to the terms of the Merger Agreement, as of the Effective Time, (i) the board of directors of the Combined Company (the “Combined Company Board”) will consist of eight individuals, including four individuals who are nominees of the board of directors of Indivior immediately prior to the Effective Time and four individuals who are nominees of the board of directors of Supernus immediately prior to the Effective Time; (ii) Jack A. Khattar will serve as Chief Executive Officer and as a member of the Combined Company Board; and (iii) Timothy C. Dec will serve as Chief Financial Officer.

The parties have agreed to (i) take all actions necessary to change Indivior’s name to Supernus, Inc. at or immediately prior to the Effective Time and (ii) use reasonable best efforts to take all actions necessary to cause the Indivior Shares (which, from and after the Effective Time, shall be the shares of the Combined Company) to be traded on Nasdaq under the ticker symbol “SUPN” effective as of the open of trading on the first trading day on or after the Effective Time.

Conditions to the Merger

Each party’s obligation to implement the Merger is subject to certain customary conditions, including (i) the approval by Indivior stockholders of the issuance of Indivior Shares in connection with the Merger (the “Indivior Share Issuance”); (ii) the adoption of the Merger Agreement by Supernus stockholders holding a majority of the outstanding Supernus Shares entitled to vote thereon; (iii) the effectiveness of the registration statement; (iv) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated; (v) no law having been enacted or order issued that remains in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger; (vi) the Indivior Shares to be issued in connection with the Merger being approved for listing on Nasdaq; (vii) the truth and accuracy of the other party’s representations and warranties in the Merger Agreement, generally subject to a Material Adverse Effect (as defined in the Merger Agreement) standard; (viii) no Material Adverse Effect (as defined in the Merger Agreement) of the other party having occurred since the date of the Merger Agreement; and (ix) the performance in all material respects by the other party of all of its covenants and agreements under the Merger Agreement.

Representations and Warranties; Covenants

Each of Indivior and Supernus have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that (i) each party will conduct its business in all material respects in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period; (iii) each party will convene and hold a meeting of its stockholders for the purpose of considering the adoption of the Merger Agreement, in the case of Supernus, and for the purpose of approving the Indivior Share Issuance, in the case of Indivior; and (iv) the respective boards of directors will recommend, subject to certain exceptions, that, its stockholders adopt the Merger Agreement, in the case of Supernus, and its stockholders approve the Indivior Share Issuance, in the case of Indivior.

Each party also has agreed not to (i) take certain actions to solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, including the receipt of a Superior Proposal (as defined in the Merger Agreement), enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Termination and Termination Fees

The Merger Agreement may be terminated by mutual written consent of Indivior and Supernus. The Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (i) the Merger shall not have become effective by the date that is six (6) months following the date of the Merger Agreement (the “Termination Date”), provided that the Termination Date may be extended by either party twice to a maximum of twelve (12) months following the date of the Merger Agreement if all conditions to consummate the Merger have been satisfied other than obtaining antitrust approval by the initial Termination Date or the extended Termination Date, as applicable; (ii) the Indivior and/or Supernus stockholder approvals are not obtained; (iii) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied, subject to the right of the breaching party to cure the breach; or (iv) a governmental body shall have issued any final and non-appealable order or any applicable law shall have been enacted that has the effect of permanently enjoining or otherwise prohibiting the Merger.

The Merger Agreement also provides that Indivior must pay Supernus a termination fee of $174.0 million if the Merger Agreement is terminated (a) by Supernus in response to the Indivior board of directors or committee thereof (i) changing its recommendation in favor of the Merger, (ii) not including its recommendation in the parties’ joint proxy statement, or (iii) publicly proposing to take any actions in clauses (i) and (ii); (b) by Indivior to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) prior to obtaining the requisite Indivior stockholder approval, and while in compliance with the non-solicitation provisions of the Merger Agreement; or (c) (I) by either party, if the Merger is not consummated within the applicable Termination Date or Indivior stockholder approval is not obtained or (II) by Supernus, in response to a material incurable breach by Indivior, and a competing proposal with respect to Indivior is publicly proposed and within 12 months after such termination, Indivior enters into a definitive agreement (which is ultimately consummated) or consummates a transaction with respect to a competing proposal.

The Merger Agreement provides that Supernus must pay Indivior a termination fee of $101.0 million if the Merger Agreement is terminated by (a) Indivior in response to the Supernus board of directors or committee thereof (i) changing its recommendation in favor of the Merger, (ii) not including its recommendation in the parties’ joint proxy statement, or (iii) publicly proposing to take any actions in clauses (i) and (ii); (b) by Supernus to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) prior to obtaining the requisite Supernus stockholder approval, and while in compliance with the non-solicitation provisions of the Merger Agreement; or (c) (I) by either party, if the Merger is not consummated within the applicable Termination Date or the Supernus stockholder approval is not obtained or (II) by Indivior in response to a material incurable breach by Supernus, and a competing proposal with respect to Supernus is publicly proposed and within 12 months after such termination, Supernus enters into a definitive agreement (which is ultimately consummated) or consummates a transaction with respect to a competing proposal.

Voting Agreements

In connection with the execution of the Merger Agreement, (i) the directors and officers of Indivior, in their capacity as stockholders of Indivior, entered into voting agreements with Supernus (the “Indivior Voting Agreements”) and (ii) the directors and officers of Supernus, in their capacity as stockholders of Supernus, entered into voting agreements with Indivior (the “Supernus Voting Agreements” and together with the Indivior Voting Agreements, the “Voting Agreements”).

Pursuant to the Indivior Voting Agreements, the stockholders of Indivior, have agreed, among other things, to: (i) vote their beneficially owned capital stock of Indivior, (1) in favor of the Indivior Share Issuance and each of the transactions contemplated by the Merger Agreement, including any matter necessary for the consummation of the transactions thereby, (2) against any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any of the transactions contemplated thereby, (3) against any action that could reasonably be expected to materially impede, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including against any competing proposal and (4) in favor of any proposal to adjourn or postpone any meeting of Indivior stockholders if there are not sufficient votes for approval of the Indivior Share Issuance on the date on which the meeting is held; and (ii) comply with certain restrictions on the disposition of such shares, in each case subject to the terms and conditions contained therein.

Pursuant to the Supernus Voting Agreements, the stockholders of Supernus, have agreed, among other things, to: (i) vote their beneficially owned capital stock of Supernus, (1) in favor of the Merger, adoption and approval of the Merger Agreement and the terms thereof and the transactions contemplated by the Merger Agreement, including any matter necessary for the consummation of the Merger, (2) against any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any of the transactions contemplated thereby, (3) against any action that could reasonably be expected to materially impede, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, including against any competing proposal and (4) in favor of any proposal to adjourn or postpone any meeting of Supernus stockholders if there are not sufficient votes for approval of Merger Agreement on the date on which the meeting is held; and (ii) comply with certain restrictions on the disposition of such shares, in each case subject to the terms and conditions contained therein.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in their entirety by, references to the form of the Indivior Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference and to the form of Supernus Voting Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information

This summary of the principal terms of the Merger Agreement and the Voting Agreements and the copies of such agreements filed as exhibits to this report are intended to provide information regarding the terms of the Merger Agreement and the Voting Agreements and are not intended to modify or supplement any factual disclosures about Indivior in its public reports filed with the United States Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Indivior.

The Merger Agreement includes customary representations, warranties and covenants of Indivior, Merger Sub and Supernus made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Indivior, Merger Sub and Supernus and may be subject to important qualifications and limitations agreed to by Indivior, Merger Sub and Supernus, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Indivior’s SEC filings or may have been used for purposes of allocating risk among Indivior, Merger Sub and Supernus rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Indivior, Merger Sub and Supernus or any of the respective subsidiaries or affiliates.

The foregoing descriptions of the Merger Agreement and Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Voting Agreements which are filed as Exhibits 2.1, 99.1 and 99.2, hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 3, 2026, Indivior and Supernus issued a joint press release announcing the execution of the Merger Agreement (the “Joint Press Release”), a copy of which is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of August 1, 2026, by and among Indivior, Merger Sub and Supernus.

99.1	Form of Indivior Voting Agreement, by and among Supernus and certain stockholders of Indivior.

99.2	Form of Supernus Voting Agreement, by and among Indivior and certain stockholders of Supernus.

99.3	Joint Press Release of Indivior and Supernus, dated August 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Indivior will furnish copies of any such schedules to the SEC upon request.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Indivior intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Indivior and a joint proxy statement of Indivior and Supernus (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to Indivior’s stockholders and Supernus’ stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Indivior and Supernus with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Indivior with the SEC will be available free of charge on Indivior’s website at www.indivior.com or by contacting Indivior’s Investor Relations at InvestorRelations@indivior.com. Copies of the documents filed by Supernus with the SEC will be available free of charge on Supernus’ website at www.supernus.com.

No Offer or Solicitation

This report and the information contained herein is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This report does not constitute a prospectus or prospectus equivalent document. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Indivior and Supernus and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Indivior is available in the Indivior proxy statement for its 2026 Annual Meeting, which was filed with the SEC on March 27, 2026. Information about directors and executive officers of Supernus is available in the Supernus proxy statement for its 2026 Annual Meeting, which was filed with the SEC on April 30, 2026. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Indivior and Supernus as indicated above.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Supernus’s and Indivior’s respective management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” “could,” “should,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. These statements, including statements regarding the proposed merger of equals of Supernus and Indivior, the expected timing of the closing, and the anticipated benefits and prospects of the combined company, are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the proposed merger may not be completed in a timely manner or at all; the failure to obtain the required approvals of Supernus’ or Indivior’s stockholders; the failure or delay in obtaining required regulatory approvals, or the imposition of conditions in connection therewith; the failure to satisfy the other conditions to closing; the possibility that a competing or superior acquisition proposal is made; the fact that the exchange ratio is fixed and will not be adjusted for changes in the market price of Supernus or Indivior shares; the effect of the announcement, pendency or completion of the transaction on the market price of Supernus and Indivior shares; the effect of the additional indebtedness incurred to fund the Special Dividend on the combined company; the effects of business disruption resulting from the announcement or pendency of the transaction; the diversion of management’s attention and resources from ongoing business operations; the effect of the transaction on the parties’ ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners; restrictions during the pendency of the transaction that may limit the parties’ ability to pursue business opportunities or strategic transactions; the risk that the anticipated benefits, synergies and cost savings may not be realized within the expected timeframe or at all; the difficulties and costs of integrating the two businesses; significant transaction costs and/or unknown or inestimable liabilities; the risk that the merger does not qualify for its intended treatment as a tax-free reorganization; the occurrence of any event that could give rise to termination of the merger agreement, including in circumstances requiring payment of a termination fee; the risk of stockholder litigation in connection with the transaction; the impact of macroeconomic and market conditions, including economic downturns, international conflict, trade disputes and tariffs; and the other risks identified in Supernus’ and Indivior’s filings with the SEC and in the joint proxy statement/prospectus when it becomes available. There can be no assurance that the proposed merger will in fact be consummated in the manner described or at all. These forward-looking statements speak only as of the date of this report and neither Supernus nor Indivior undertakes any obligation to update any forward-looking statement, except as required by applicable law. This report also contains non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin and cost synergies, which are not calculated in accordance with GAAP, should be considered in addition to and not as substitutes for the most directly comparable GAAP measures, and may not be comparable to similarly titled measures used by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIVIOR PHARMACEUTICALS, INC.

Date: August 3, 2026	By:	/s/ Ryan Preblick
	Name:	Ryan Preblick
	Title:	Chief Financial Officer